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                               EXHIBIT (8)(c)(3)

      ADDENDUM NO. 3 TO PARTICIPATION AGREEMENT BETWEEN PFL LIFE INSURANCE
                      COMPANY AND EVERGREEN VARIABLE TRUST
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                     PARTICIPATION AGREEMENT ADDENDUM NO. 3


                                   SCHEDULE A
                                   ----------

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

This Schedule shall be effective December 27, 2000, and replaces and supersedes Schedule A to the Participation Agreement dated May 1, 1998 (as amended) between Evergreen Variable Annuity Trust and PFL Life Insurance Company.

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 Name of Separate Account and Date             Policies Funded by                     Portfolios Applicable
 Established by Board of Directors              Separate Account                           to Policies
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
  PFL Retirement Builder Variable          PFL Life Insurance Company                   Evergreen VA Fund
          Annuity Account                          Policy Form                    Evergreen VA Foundation Fund
          March 29, 1996                      No. AV288-101-95-796             Evergreen VA Growth and Income Fund
                                       (including successor forms, addenda      Evergreen VA Global Leaders Fund
                                      and endorsements - may vary by state         Evergreen VA International
                                             under marketing names:                        Growth Fund
                                       "Retirement Income Builder Variable      Evergreen VA Capital Growth Fund
                                                    Annuity"                        Evergreen VA Growth Fund
                                                "Portfolio Select                 Evergreen VA High Income Fund
                                                Variable Annuity"                    Evergreen VA Omega Fund
                                         (or successor marketing names)            Evergreen VA Blue Chip Fund
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In witness whereof, we have hereunto set our hand as of the dates indicated:


PFL Life Insurance Company               Evergreen Variable Annuity Trust

By:    /s/ Larry N. Norman               By:    /s/ Michael H. Koonce
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Name:  Larry N. Norman                   Name:  Michael H. Koonce
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Title: President                         Title: Secretary
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